                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 30, 1999

                              ACCRUE SOFTWARE, INC.
             (Exact name of Registrant as specified in its charter)

          DELAWARE                              000-26437                          94-3238684
(State or other jurisdiction of          (Commission File Number)                (I.R.S. Employer
incorporation or organization)                                                  Identification No.)


                               48634 Milmont Drive
                         FREMONT, CALIFORNIA 94538-7353
               (Address of principal executive offices) (Zip code)


                                 (510) 580-4500
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On September 30, 1999, Accrue Software, Inc., a Delaware corporation (the "Company"), acquired Marketwave Corporation, a Washington corporation ("Target"), by the statutory merger (the "Merger") of Marketwave Acquisition Corp., a Washington corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), with and into Target. The Merger was accomplished pursuant to an Agreement and Plan of Merger and Reorganization, dated as of September 14, 1999, among the Company, Merger Sub, Target and the shareholders of Target (the "Merger Agreement") and a related Agreement of Merger (collectively, the "Merger Agreements"). As a result of the Merger, the Company became the owner of 100% of the issued and outstanding shares of Target's Common Stock and each outstanding share of Target Common Stock was converted into 0.1858 shares of the Company's Common Stock.

     A total of approximately 3,446,414 shares of the Company's Common Stock will be issued to former Target shareholders and optionholders in exchange for the acquisition by the Company of all outstanding Target capital stock and all unexpired and unexercised options to acquire Target capital stock. The shares issued to Target shareholders were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, constitute "restricted securities" within the meaning of the Securities Act. Target options to purchase Target Common Stock were assumed by the Company and remain outstanding as options to purchase shares of the Company's Common Stock. The Company has granted certain registration rights for the shares issued in connection with the Merger.

     Under the terms of the Merger Agreement and a related Escrow Agreement dated September 30, 1999, ten percent of the shares of the Company's Common Stock issued in connection with the Merger will be held in escrow for the purpose of indemnifying the Company, Merger Sub, and each of their respective affiliates, officers, directors, employees, representatives and agents against any damages that relate to or arise from a breach of any of Target's representations and warranties contained in the Merger Agreement. Such escrow will expire on the earlier of (i) the date of the issuance of the audit report on the first financial statements of the Company containing combined operations of Target and the Company and (ii) September 30, 2000.

     In connection with the Merger, certain employees of Target entered into noncompetition agreements with the Company, which agreements restrict the ability of such persons to compete with Target or the Company during the period commencing on the effective date of the Merger and ending on the later of (a) two years after the effective date of the Merger and (b) one year after the date of such person's termination of employment with the Company.

     Effective upon the closing of the Merger, Steven Podradchik, an executive officer of Target, was appointed as a member of the Company's Board of Directors.

     For accounting purposes, the Merger will be accounted for as a "pooling of interests".

     The number of shares of the Company's Common Stock to be issued to the shareholders of Target was determined by arm's-length negotiations among the parties.

     Target is a developer and licensor of e-business intelligence and Web mining software products that allow Internet marketers and Web developers to identify and analyze how their Internet/Intranet presence is being used by visitors. The Company intends to continue to use the assets acquired to conduct such business.

ITEM 7. FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

     (a)  Financial Statements of Business Acquired.

          (1) The balance sheets of Marketwave Corporation as of March 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended are filed as an amendment to the initial report filed October 12, 1999.

          (2) The unaudited balance sheet of Marketwave Corporation as of September 30, 1999 and the results of its operations for the six months ended September 30, 1999 and September 30, 1998 are filed as an amendment to the initial report filed October 12, 1999.

     (b) Unaudited Pro Forma Combined Condensed Statements of Operations

          The unaudited pro forma combined condensed statements of operations for the years ended March 31, 1997, 1998 and 1999 are filed as an amendment to the initial report filed October 12, 1999.

                        Report of Independent Accountants



Board of Directors
Marketwave Corporation


In our opinion, the accompanying balance sheets and the related statements of operations, of shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Marketwave Corporation at March 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

Seattle, Washington
October 14, 1999

MARKETWAVE CORPORATION
BALANCE SHEETS
--------------------------------------------------------------------------------


                                                                                             MARCH 31,                SEPTEMBER 30,
                                                                                      1998              1999              1999
                                                                                   -----------       -----------       -----------
                                                                                                                       (UNAUDITED)
ASSETS
Current assets
  Cash and cash equivalents                                                        $   261,958       $ 1,261,612       $   355,467
  Restricted cash                                                                       91,752
  Accounts receivable, net                                                             103,708           369,190         1,153,859
  Prepaid expenses and other current assets                                             29,188            44,032            69,211
                                                                                   -----------       -----------       -----------

       Total current assets                                                            486,606         1,674,834         1,578,537
                                                                                   ===========       ===========       ===========

Property and equipment, net                                                            104,491           197,190           266,354
Other assets, net of accumulated amortization of
  $12,500, $29,166 and $37,500 (unaudited)                                              49,995            33,328            24,995
                                                                                   -----------       -----------       -----------
       Total assets                                                                $   641,092       $ 1,905,352       $ 1,869,886
                                                                                   ===========       ===========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable                                                                 $    80,340       $   179,789       $   317,789
  Accrued liabilities                                                                   62,390           146,188           204,201
  Deferred revenue                                                                      42,816           156,215           816,213
                                                                                   -----------       -----------       -----------
       Total current liabilities                                                       185,546           482,192         1,338,203
                                                                                   ===========       ===========       ===========

Commitments and contingencies

Shareholders' equity
  Series A convertible preferred stock, $0.001 par value; 2,500,000 shares authorized; issued and outstanding, 1,575,630, 2,352,950 and 2,352,950
     shares (preference in liquidation of $750,000, $1,120,002 and $1,120,002)         750,000         1,120,002         1,120,002
  Series B convertible preferred stock, $0.001 par value;
     5,000,000 shares authorized; issued and outstanding, none, 4,558,822 and
     4,558,822 shares (preference in liquidation of $1,549,999)                                        1,520,978         1,520,978
  Common stock, $0.001 par value; 22,500,000 shares
     authorized; issued and outstanding, 7,753,125
     7,815,625,  8,398,271 shares                                                        7,753             7,816             8,399
  Additional paid-in capital                                                            20,332           258,976           450,491
  Unearned compensation                                                                                 (203,901)         (349,038)
  Accumulated deficit                                                                 (322,539)       (1,280,711)       (2,219,149)
                                                                                   -----------       -----------       -----------
       Total shareholders' equity                                                      455,546         1,423,160           531,683
                                                                                   ===========       ===========       ===========
       Total liabilities and shareholders' equity                                  $   641,092       $ 1,905,352       $ 1,869,886
                                                                                   ===========       ===========       ===========

The accompanying notes are an integral part of these financial statements.

MARKETWAVE CORPORATION
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------


                                                 YEARS ENDED                SIX MONTHS ENDED
                                                  MARCH 31,                   SEPTEMBER 30,
                                         --------------------------    --------------------------
                                             1998          1999           1998           1999
                                         -----------    -----------    -----------    -----------
                                                                              (UNAUDITED)
Net revenue

  Software revenue                       $   879,359    $ 1,448,467    $   591,115    $ 1,826,464
  Maintenance and service                     57,561        284,463         94,760        411,479
                                         -----------    -----------    -----------    -----------

    Total revenue                            936,920      1,732,930        685,875      2,237,943
                                         -----------    -----------    -----------    -----------

Cost of revenue                               86,671        242,426         99,818        180,254
                                         -----------    -----------    -----------    -----------

    Gross profit                             850,249      1,490,504        586,057      2,057,689
                                         -----------    -----------    -----------    -----------
Operating expenses
  Research and development                   170,964        279,111        144,069        384,930
  Sales and marketing                        782,780      1,552,126        617,166      2,040,413
  General and administrative                 190,425        601,442        222,734        555,099
  Amortization of unearned compensation                      30,556                        29,463
                                         -----------    -----------    -----------    -----------

    Total operating expenses               1,144,169      2,463,235        983,969      3,009,905
                                         -----------    -----------    -----------    -----------

Loss from operations                        (293,920)      (972,731)      (397,912)      (952,216)
Other income (expense), net                   13,658         14,559          3,431         13,778
                                         -----------    -----------    -----------    -----------

    Net loss                             $  (280,262)   $  (958,172)   $  (394,481)   $  (938,438)
                                         ===========    ===========    ===========    ===========

The accompanying notes are an integral part of these financial statements.

MARKETWAVE CORPORATION
STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
--------------------------------------------------------------------------------

                                         SERIES A                  SERIES B
                                        CONVERTIBLE              CONVERTIBLE
                                      PREFERRED STOCK          PREFERRED STOCK               COMMON STOCK
                                  ---------   -----------   -----------   -----------   ----------   -----------
                                    SHARES      AMOUNT        SHARES        AMOUNT        SHARES       AMOUNT
                                  ---------   -----------   -----------   -----------   -----------  -----------
Balance, April 1, 1997                   --   $        --            --   $        --     7,500,000  $     7,500

   Exercise of stock
     options                                                                                253,125          253
   Issuance of Series A
     preferred stock              1,575,630   $   750,000
   Net loss
                                  ---------   -----------   -----------   -----------   -----------  -----------

Balance, March 31, 1998           1,575,630       750,000                                 7,753,125        7,753

   Issuance of common
     stock                                                                                   37,500           38
   Issuance of Series A
     preferred stock                777,320       370,002
   Exercise of stock
     options                                                                                484,375          484
   Repurchase of common
     stock                                                                                 (459,375)        (459)
   Issuance of Series B
     preferred stock, net
     of offering costs of
     $ 29,021                                                 4,558,822     1,520,978
   Unearned compensation
     related to grants of
     stock options
   Amortization of unearned
     compensation
   Net loss
                                  ---------   -----------   -----------   -----------   -----------  -----------

Balance, March 31, 1999           2,352,950     1,120,002     4,558,822     1,520,978     7,815,625        7,816
                                 ==========   ===========   ===========   ===========   ===========  ===========

   Unearned compensation
     related to grants of
     stock options (unaudited)
   Exercise of stock options
     (unaudited)                                                                            582,646          583
   Amortization of unearned
     compensation (unaudited)
   Net loss (unaudited)
                                  ---------   -----------   -----------   -----------   -----------  -----------
Balance, September 30, 1999
   (unaudited)                    2,352,950   $ 1,120,002     4,558,822   $ 1,520,978     8,398,271  $     8,399
                                  =========   ===========   ===========   ===========   ===========  ===========


                               ADDITIONAL
                                 PAID-IN   UNEARNED      ACCUMULATED
                                 CAPITAL  COMPENSATION     DEFICIT        TOTAL
                                 --------  -----------   -----------   -----------
Balance, April 1, 1997           $ 14,961  $       --    $   (42,277)  $   (19,816)

   Exercise of stock
     options                        5,371                                    5,624
   Issuance of Series A
     preferred stock                                                       750,000
   Net loss                                                 (280,262)     (280,262)
                                 --------  -----------   -----------   -----------

Balance, March 31, 1998            20,332                   (322,539)      455,546

   Issuance of common
     stock                          2,962                                    3,000
   Issuance of Series A
     preferred stock                                                       370,002
   Exercise of stock
     options                       10,992                                   11,476
   Repurchase of common
     stock                         (9,767)                                 (10,226)
   Issuance of Series B
     preferred stock, net
     of offering costs of
     $29,021                                                             1,520,978
   Unearned compensation
     related to grants of
     stock options                234,457     (234,457)                         --
   Amortization of unearned
     compensation                               30,556                      30,556
   Net loss                                                 (958,172)     (958,172)
                                 --------  -----------   -----------   -----------

Balance, March 31, 1999           258,976     (203,901)   (1,280,711)    1,423,160
                                 ========  ===========   ===========   ===========

   Unearned compensation
     related to grants of
     stock options (unaudited)    174,600     (174,600)                         --
   Exercise of stock options
     (unaudited)                   16,915                                   17,498
   Amortization of unearned
     compensation (unaudited)                   29,463                      29,463
   Net loss (unaudited)                                     (938,438)     (938,438)
                                 --------  -----------   -----------   -----------
Balance, September 30, 1999
   (unaudited)                   $450,491  $  (349,038)  $(2,219,149)  $   531,683
                                 ========  ===========   ===========   ===========

The accompanying notes are an integral part of these financial statements.

MARKETWAVE CORPORATION
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                  YEARS ENDED                  SIX MONTHS ENDED
                                                                    MARCH 31,                    SEPTEMBER 30,
                                                           ---------------------------     -------------------------
                                                              1998            1999           1998           1999
                                                           -----------     -----------     ---------     -----------
                                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                 $  (280,262)    $  (958,172)    $(394,481)    $  (938,438)
  Adjustments to reconcile net loss to net cash used in
     operating activities
       Depreciation and amortization                            33,010          68,526        27,376          67,488
       Stock-based compensation expense                                         30,556                        29,463
       Changes in assets and liabilities
            Restricted cash                                    (91,752)         91,752        36,743
            Accounts receivable                                (92,019)       (265,482)      (90,266)       (784,669)
            Prepaid expenses and other current assets          (28,818)        (14,844)       25,847         (25,179)
            Other assets                                       (12,495)
            Accounts payable                                    50,827          99,449        (2,345)        138,000
            Accrued expenses                                    48,640          83,798         6,473          58,013
            Deferred revenue                                    32,419         113,399        19,166         659,998
                                                           -----------     -----------     ---------     -----------

  Net cash used in operating activities                       (340,450)       (751,018)     (371,487)       (795,324)

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                          (104,143)       (144,558)      (50,073)       (128,319)
  Purchase of software license                                 (50,000)
                                                           -----------     -----------     ---------     -----------
  Net cash used in investing activities                       (154,143)       (144,558)      (50,073)       (128,319)


CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                                         3,000         3,000
  Repurchase of common stock                                                   (10,226)
  Proceeds from issuance of Series A preferred stock           750,000         370,002       370,002
  Proceeds from issuance of Series B preferred stock                         1,520,978
  Exercise of stock options                                      5,624          11,476         1,250          17,498
                                                           -----------     -----------     ---------     -----------

  Net cash provided by financing activities                    755,624       1,895,230       374,252          17,498
                                                           -----------     -----------     ---------     -----------

Net increase (decrease) in cash and cash equivalents           261,031         999,654       (47,308)       (906,145)

Cash and cash equivalents
  Beginning of period                                              927         261,958       261,958       1,261,612
                                                           -----------     -----------     ---------     -----------

  End of period                                            $   261,958     $ 1,261,612     $ 214,650     $   355,467
                                                           ===========     ===========     =========     ===========

The accompanying notes are an integral part of these financial statements.

MARKETWAVE CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Marketwave Corporation (the "Company") was originally incorporated in the State of Washington as a limited liability company ("LLC") on May 6, 1996. On August 19, 1997, the Company was re-incorporated in the State of Washington as a C Corporation without changing its ownership. The Company develops and sells computer software designed to monitor and analyze Internet and intranet traffic. The Company's products allow web marketers and webmasters to identify and examine how their Internet and intranet web sites are being used by visitors. This is accomplished by providing information about how visitors found the site, what paths visitors use once at the site, what type of information visitors are searching for when at the site, and which parts of the site are getting the most traffic.

CERTAIN RISKS AND CONCENTRATIONS

The market in which the Company competes is characterized by rapid technological change, frequent new product introductions, changes in customer requirements and emerging industry standards. Significant technological change could adversely affect the Company's operating results and subject the Company to returns of products. While the Company has ongoing programs to minimize the adverse affect of such changes and considers technological changes in estimating its allowance, such estimates could change in the future.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents.

RESTRICTED CASH

Restricted cash represents funds set aside in a certificate of deposit to secure an irrevocable letter of credit obtained by the Company in connection with a sublease agreement. The letter of credit expired January 31, 1999.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The allowance for doubtful accounts, based on specific identification of balances and included in accounts receivable was $1,890, $15,995 and $23,985 (unaudited) as of March 31, 1998, 1999 and September 30, 1999, respectively.

MARKETWAVE CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation expense is recorded using the straight-line method over the estimated useful lives of the respective assets, generally three to five years. When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.

OTHER ASSETS

Other assets consist of purchased software as well as rental and security deposits. Software in the amount of $50,000 was purchased from the founder of the Company in 1997 and is being amortized over three years.

REVENUE RECOGNITION

The Company adopted the provisions of Statement of Position 97-2, or SOP 97-2, Software Revenue Recognition, as amended by Statement of Position 98-4, Deferral of the Effective Date of Certain Provisions of SOP 97-2, Software Revenue Recognition, effective April 1, 1998. SOP 97-2 supersedes Statement of Position 91-1, Software Revenue Recognition, and delineates the accounting for software product, products including software that is not incidental to the product, and maintenance revenues. Under SOP 97-2, the Company recognizes product revenues upon shipment if a signed contract exists, the fee is fixed and determinable, collection of the resulting receivables is probable and product returns are reasonably estimable. The Company allows for product returns for 30 days following the purchase of a software license. Therefore, provision for estimated product returns are recorded at the time the products are shipped.

For contracts with multiple obligations (e.g. software licenses and training), revenue is allocated to each component of the contract based on objective evidence of its fair value, which is specific to the Company. The Company recognizes revenue allocated to undelivered products when the criteria for product revenue set forth above are met. The Company recognizes revenue for annual upgrades and support (AUS) ratably over the service period. Payments for AUS are generally made in advance and are non-refundable. For revenue allocated to consulting services, such as installation and training, the Company recognizes revenue as the related services are performed.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are charged to operations as incurred. Software development costs are capitalized beginning when a product's technological feasibility has been established and ending when a product is available for general release to customers. Amounts that could have been capitalized under Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer

MARKETWAVE CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Software to be Sold, Leased or Otherwise Marketed, have been insignificant and therefore no costs have been capitalized to date.

ADVERTISING EXPENSE

The Company accounts for advertising costs as expense in the period in which they are incurred. Advertising expense for the fiscal years ended March 31, 1998 and 1999 was $26,605 and $52,447, respectively. For the six months ended September 30, 1998 and 1999, the advertising expense was $52,106 and $168,854 (unaudited).

COMPREHENSIVE INCOME

The Company has adopted the provisions of Statement of Financial Accountings Standards No. 130, "Reporting Comprehensive Income", or SFAS No. 130, effective March 31, 1998. SFAS No. 130 requires the disclosure of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income is the change in equity from transactions and other events and circumstances other than those resulting from investments by owners and distributions to owners. SFAS No. 130 had no impact on the Company, and accordingly, a separate statement of comprehensive income has not been presented.

STOCK-BASED COMPENSATION

The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, or APB 25, Accounting for Stock Issued to Employees.

INCOME TAXES

Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The interim financial data as of September 30, 1999 and for the six months ended September 30, 1998 and 1999 is unaudited; however, in the opinion of management, the interim data includes all adjustments consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position as of September 30, 1999 and the results of its operations for the six months ended September 30, 1998 and 1999.

FAIR VALUE OF FINANCIAL INSTRUMENTS

For certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, recorded amounts approximate fair value due to the relatively short maturity period.

MARKETWAVE CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NEW ACCOUNTING PRONOUNCEMENTS

In March 1998, the American Institute of Certified Public Accountants, or AICPA issued Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use." This statement requires that once certain capitalization criteria have been met, the direct costs of developing or obtaining computer software for internal use be capitalized. The statement will be effective for fiscal years beginning after December 15, 1998. On April 1, 1999, the Company adopted this statement. As of September 30, 1999, the Company had capitalized computer software costs of $26,284 and recognized the related amortization expense $4,516 for the six months ended September 30, 1999 (unaudited).

In April 1998, the AICPA issued Statement of Position 98-5, or SOP 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 requires companies to expense the costs of start-up activities and organization costs as incurred. In general, SOP 98-5 is effective for fiscal years beginning after December 15, 1998. The Company believes the adoption of SOP 98-5 will not have a material impact on its results of operations.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 133, or SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instrument embedded in other contracts, and hedging activities SFAS No. 133 is effective for all fiscal quarters beginning after June 15, 2000. The Company does not expect SFAS No. 133 to have significant effect on its financial condition or results of operations.

In December 1998, the AICPA, issued Statement of Position 98-9, or SOP 98-9, "Modification of SOP 97-2, `Software Revenue Recognition,' With Respect to Certain Transactions." SOP 98-9 amends SOP 97-2 to require that an entity recognize revenue for multiple element arrangements by means of the "residual method" when (1) there is vendor-specific objective evidence, or VSOE, of the fair value of all the undelivered elements that are not accounted for by means of long-term contract accounting, and (2) VSOE of fair value does not exist for one or more of the delivered elements, and (3) all the revenue recognition criteria of SOP 97-2 have been met. SOP 98-9 will be effective for transactions that are entered into in fiscal years beginning after March 15, 1999. Retroactive application is prohibited. The Company does not expect SOP 98-9 to have any effect on its results of operations.

MARKETWAVE CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


2.   PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at:

                                              MARCH 31,
                                      -------------------------     SEPTEMBER 30,
                                        1998            1999            1999
                                      ---------       ---------     ------------
                                                                     (UNAUDITED)
Computer equipment                    $ 115,161       $ 209,676       $ 324,056
Equipment                                 6,057          22,950          35,971
Furniture and fixtures                    5,960          39,110          40,029
                                      ---------       ---------       ---------
                                        127,178         271,736         400,056
Accumulated depreciation                (22,687)        (74,546)       (133,702)
                                      ---------       ---------       ---------

                                      $ 104,491       $ 197,190       $ 266,354
                                      =========       =========       =========


3.   ACCRUED LIABILITIES

     Accrued liabilities consisted of the following at:

                                                MARCH 31,
                                        ------------------------      SEPTEMBER 30,
                                          1998            1999            1999
                                        --------        --------      -------------
                                                                       (UNAUDITED)
Accrued commissions                     $  6,444        $ 25,285        $ 97,918
Technical support                         30,005          30,005          10,005
Accrued vacation                           7,977          37,539          21,491
Other                                     17,964          53,359          74,787
                                        --------        --------        --------

                                        $ 62,390        $146,188        $204,201
                                        ========        ========        ========

MARKETWAVE CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


4.   INCOME TAXES

     Upon inception, the Company's shareholders elected to file income taxes as a Limited Liability Corporation. On August 19, 1997, the Company changed its status from a LLC to a C corporation and from a cash-basis to an accrual-basis taxpayer. The cash-to-accrual adjustment increased the book loss for tax purposes. The Company's total deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for federal income tax purposes. The Company's deferred tax assets at March 31 are as follows:

                                                        1998                    1999
                                                      ---------               ---------
Depreciation and amortization                            $1,736                  $3,642
Other accruals and allowances                            13,557                  28,404
Federal net operating loss carryforwards                 90,919                 386,425
Federal tax credit carryforwards                          9,158                  29,023
                                                      ---------               ---------

                                                        115,370                 447,494
Less:  Valuation allowance                             (115,370)               (447,494)
                                                      ---------               ----------

Net deferred tax assets                                $     --               $      --
                                                       ========               =========


     The Company has fully reserved for any benefit from temporary differences and net operating loss or tax credit carryforwards as realization of such benefits is not reasonably assured. The Company's net operating loss and tax credit carryforward expires in 2012 through 2019.

5.   SHAREHOLDERS' EQUITY

     AUTHORIZED SHARES

     There are 30,000,000 shares authorized in total, of which 22,500,000 have been designated as common stock, 2,500,000 as Series A preferred stock, and 5,000,000 as Series B preferred stock.

     On August 19, 1997, the Board of Directors amended the Company's certificate of incorporation and changed its status from a limited liability corporation to a C corporation. The change was effected in the form of issuance of 15 shares of common stock in exchange for each unit of Marketwave, LLC. The unit information in the statement of shareholders' equity (deficit) and in Note 6 to the financial statements has been restated to reflect this exchange.

MARKETWAVE CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     STOCK SPLIT

     On October 5, 1998, the Board of Directors authorized a four-for-one common and preferred stock split. Each holder of common and preferred stock received four shares of their respective stock for each share of stock issued and outstanding. This stock split was effected in the form of a stock dividend. All applicable share and per share data has been retroactively adjusted for this stock split.

     CONVERTIBLE PREFERRED STOCK

     The convertible preferred stock is issuable in one or more series, each with such designations, rights, qualifications, limitations and restrictions as the Board of Directors of the Company may determine at the time of issuance. The terms of the Company's convertible preferred stock are as follows:

          Conversion: Each share of preferred stock is convertible at the option of the holder into such number of common stock as is determined by dividing the original issue price by the conversion price in effect at the time of conversion. Under the terms of the agreement, preferred stock will be automatically converted into shares of common stock upon the closing of a public offering at not less than $5.00 per share ($7.15 per share prior to amendment of articles of incorporation on October 9, 1998) or at least $15,000,000 in the aggregate or the date specified by agreement of the holders of a majority of the then outstanding Series A and Series B preferred stock.

          Liquidation: In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series A and Series B preferred stock will be entitled to receive, prior to and in preference to any distribution of any of the assets of the Company to the holders of the common stock, the amount of $0.476 and $0.34 per share, respectively plus an amount equal to all declared but unpaid dividends on the Series A and Series B convertible preferred stock. After such distributions have been made and assets still remain in the Company, the shareholders of the common stock will receive the remaining assets based upon their pro-rata ownership.

          Dividends: The holders of record of outstanding shares of preferred stock shall be entitled to receive a noncumulative cash dividend, if and when declared by the Board of Directors in its discretion. No dividend may be declared or paid on common stock if the net assets of the Company after such an event would be insufficient to make the liquidation payment.

          Voting: Each holder of shares of Series A and Series B preferred stock has one vote for each full share of common stock into which its respective shares of Series A and Series preferred stock would be convertible on the

MARKETWAVE CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


          record date for the vote. The holders of Series A and Series B convertible preferred stock have certain registration rights.

6.   STOCK OPTION PLAN

     On August 19, 1997, the Company adopted a stock option plan (the Plan) which provides for the issuance of up to 4,750,000 shares of common stock to employees, directors, and officers of the Company. This stock option plan replaced a unit option plan established in 1996 for Marketwave, LLC. Under the Plan, the term of each option is ten years from the date of grant. The options may be incentive or non-statutory options and vest ratably over periods from one to four years.

     The Company accounts for stock-based employee compensation in accordance with APB 25. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of grant over the exercise price. During fiscal year 1999, the Company issued stock options to certain employees under the Plan with exercise prices below the deemed fair market value of the Company's common stock at the date of grant. The Company has recorded unearned compensation for the differences between the exercise price of the stock options and the deemed fair market value of the Company's stock at the grant date. This unearned compensation is amortized to expense over the period during which the options become exercisable. At March 31, 1999, the Company recorded unearned compensation related to these options in the total amount of $234,457, of which $30,556 had been amortized during the fiscal year ended March 31, 1999.

     Option activity under the Plan is as follows:

MARKETWAVE CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                                                            OUTSTANDING OPTIONS
                                            ---------------------------------------------------
                                                                                      WEIGHTED-
                               SHARES                                                  AVERAGE
                             AVAILABLE        NUMBER        EXERCISE     AGGREGATE     EXERCISE
                             FOR GRANT      OF SHARES        PRICE         PRICE         PRICE
                            ----------      ---------     -----------    ---------     --------
Balances, April 1, 1997        825,000      2,175,000     $.02 - $.03    $  49,048     $   0.02


Options exercised                            (253,125)     $   0.02         (5,624)    $   0.02
Options granted               (504,500)       504,500     $.05 - $.08       26,875     $   0.03
Options canceled               140,625       (140,625)    $.02 - $.03       (3,460)    $   0.02
                            ----------      ---------     -----------    ---------     --------

Balances, March 31, 1998       461,125      2,285,750     $.02 - $.08       66,839     $   0.03

Shares reserved              2,003,125
Options granted             (1,711,678)     1,711,678     $.07 - $.08      136,434     $   0.08
Options exercised                            (484,375)    $.02 - $.05      (11,476)    $   0.02
Options canceled                77,500        (77,500)    $.05 - $.08       (4,550)    $   0.06
                            ----------      ---------     -----------    ---------     --------

Balances, March 31, 1999       830,072      3,435,553     $.02 - $.08    $ 187,247     $   0.05
                            ==========     ==========     ===========    =========     ========

MARKETWAVE CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     The following table summarizes information with respect to stock options outstanding at March 31, 1999:

                              OPTIONS OUTSTANDING
        ------------------------------------------------------------------
                                               WEIGHTED-
                                                AVERAGE
                                               REMAINING
        EXERCISE          NUMBER               CONTRACTUAL       OPTIONS
         PRICE         OUTSTANDING                LIFE         EXERCISABLE
        --------       -----------            -----------      -----------
         $ 0.02         1,246,875                 8.39         1,246,875
         $ 0.03            75,000                 8.39            65,625
         $ 0.05           369,500                 8.56           161,342
         $ 0.07            50,000                 9.06            45,833
         $ 0.08         1,694,178                 9.67           194,644
         ------         ---------                 ----         ---------
                        3,435,553                              1,714,319
                        =========                              =========

     At March 31, 1998 and 1999, options to purchase 1,392,093 and 1,714,319 shares of common stock, respectively, were exercisable.

     The following information is presented in accordance with the disclosure requirements of Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation. The fair value of each option grant to employees has been estimated on the date of grant using the minimum value method allowed for non-public companies and using the following weighted average assumptions:

                                   1998            1999
                                 -------         -------
Risk-free interest rates            6.04%           5.18%
Expected life                    5 years         5 years
Expected dividends                     0               0


     The weighted-average fair value of the options granted was $0.01 and $0.04 per share for the years ended March 31, 1998 and 1999, respectively.

     Had compensation expense for the stock option plans been determined based on the fair value at the grant date for options granted in 1998 and 1999, the pro forma net loss would have been $305,387 and $1,031,260, respectively.

     During 1999, options to purchase 1,106,168 shares of the Company's stock, with a weighted average exercise price of $0.08 per share and a weighted average fair

MARKETWAVE CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     value of $0.04 per share were granted with an exercise price below the estimated market value at the date of the grant.

7.   COMMITMENTS

     The Company has operating leases for corporate facilities and various equipment. The lease for corporate facilities expires June 30, 2001. Rental expense is amortized on a straight-line basis over the periods in which benefit from the property is derived. Rent expense under the operating leases was $48,795 and $115,225 for the years ended March 31, 1998 and 1999, respectively. Rent expense for the six months ended September 30, 1998 and 1999 was $54,315 (unaudited) and $65,422 (unaudited).

     Future minimum rental payments required under the noncancellable operating leases are as follows:

     YEARS ENDED MARCH 31,
             2000                      $125,412
             2001                       125,412
             2002                        31,353
                                       --------
                                       $282,177
                                       ========


8.   RELATED PARTY TRANSACTIONS

     A member of the Company's Board of Directors entered into a consulting contract with the Company to provide general consulting services relating to sales, marketing, operational and business development issues for the period from July 16, 1998 through November 30, 1998. Total cash payments to the director for this period was $15,000. The arrangement also provided for additional compensation of $3,000 in the form of 37,500 shares of the Company's common stock and a grant of nonqualified options to purchase an additional 125,000 shares of common stock at an exercise price of $0.08 per share.

9.   SUBSEQUENT EVENTS

     On September 30, 1999, the Company entered into a business combination agreement that was accounted for by the acquirer using the pooling of interest accounting method.

     (b)  Pro Forma Financial Information.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

On September 30, 1999, Accrue Software, Inc. (Accrue) completed the acquisition of Marketwave Corporation (Marketwave), a Washington State corporation. Under the terms of the acquisition, which was accounted for as a pooling of interests, Accrue exchanged approximately 3,446,414 shares of Accrue Common Stock for all of the Marketwave outstanding common stock and unexpired and unexercised options to acquire Marketwave common stock

The following unaudited pro forma combined condensed statements of operations give effect to the merger between Accrue and Marketwave accounted for on a pooling-of-interests basis and are based on each company's respective historical statements of operations. The pro forma combined condensed consolidated statements of operations assume the merger occurred at the beginning of the earliest year presented.

The results of operations of Accrue and Marketwave for the years ended March 31, 1997, 1998 and 1999 have been derived from their respective historical financial statements. The pro forma financial statements should be read in conjunction with the accompanying notes thereto and with the historical financial statements and related notes thereto.

Accrue and Marketwave estimate that they will incur direct transaction costs of approximately $3.6 million associated with the merger, consisting of transaction fees for investment bankers, attorneys, accountants, financial printing and other related charges. These nonrecurring transaction costs have been charged to operations. There can be no assurance that Accrue and Marketwave will not incur additional charges to reflect costs associated with the merger or that management will be successful in its efforts to integrate the operations of the two companies.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results.

                              Accrue Software, Inc.
             Pro Forma Combined Condensed Statements of Operations
                                  (unaudited)
                    (In thousands, except per share amounts)


                                                                                                           Accrue
                                  Accrue Software, Inc.           Marketwave Corporation            Pro Forma Combined
                                                           May 6, 1996
                                                           (Inception)
                                  Year ended March 31,     to March 31,   Year ended March 31,      Year ended March 31,
                              -------   -------   -------  -------------  -------------------   -------   -------   --------
                               1997      1998      1999         1997        1998       1999      1997      1998       1999
                              -------   -------   -------  -------------  ---------   -------   -------   -------   --------
Net revenue:
  Software license            $   163   $   978   $ 2,192       $ 231       $   879   $ 1,448   $   394   $ 1,857   $  3,640
  Maintenance and service          19       142       760          17            58       284        36       200      1,044
                              -------   -------   -------       -----       -------   -------   -------   -------   --------
     Total revenue                182     1,120     2,952         248           937     1,732       430     2,057      4,684

Cost of revenue                    22       141       227           8            87       242        30       228        469
                              -------   -------   -------       -----       -------   -------   -------   -------   --------
Gross profit                      160       979     2,725         240           850     1,490       400     1,829      4,215

Operating expenses:
  Research and development        909     2,232     2,887          38           171       279       947     2,403      3,166
  Sales and marketing             670     1,961     3,896         148           783     1,552       818     2,744      5,448
  General and administrative      616       772     1,326          95           190       601       711       962      1,927
  Stock-based compensation
    expense                        --        --     1,294          --            --        31        --        --      1,325
                              -------   -------   -------       -----       -------   -------   -------   -------   --------
   Total operating expenses     2,195     4,965     9,403         281         1,144     2,463     2,476     6,109     11,866
                              =======   =======   =======       =====       =======   =======   =======   =======   ========

Loss from operations           (2,035)   (3,986)   (6,678)        (41)         (294)     (973)   (2,076)   (4,280)    (7,651)
Other income, net                 108        83        81          (1)           14        15       107        97         96
Interest expense                   --       (18)      (46)         --            --        --        --       (18)       (46)
                              -------   -------   -------       -----       -------   -------   -------   -------   --------
    Net loss                  $(1,927)  $(3,921)  $(6,643)      $ (42)      $  (280)  $  (958)  $(1,969)  $(4,201)  $ (7,601)
                              =======   =======   =======       =====       =======   =======   =======   =======   ========

Net loss per share,
  basic and diluted           $ (0.72)  $ (1.37)  $ (2.06)      $(10.50)    $ (0.20)  $ (0.66)  $(0.73)  $ (0.99)  $  (1.63)
                              =======   =======   =======       =====       =======   =======   =======   =======   ========
Shares used in per
  share calculation,
  basic and diluted             2,686     2,859     3,223           4         1,405     1,447     2,690     4,264      4,670
                              =======   =======   =======       =====       =======   =======   =======   =======   ========

 (See notes to unaudited pro forma combined condensed statements of operations)

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

1.   BASIS OF PRESENTATION

The unaudited pro forma combined condensed consolidated statements of operations combine the results of Accrue's and Marketwave's operations for the years ended March 31, 1999, March 31, 1998, and the year ended March 31, 1997 and the period from May 6, 1996 (date of inception) to March 31, 1997, respectively.

2.   UNAUDITED PRO FORMA COMBINED NET LOSS PER SHARE

The unaudited pro forma combined basic and diluted net loss per share is based on the combined weighted average number of common shares of Accrue and Marketwave common stock for each period. Marketwave's weighted average shares are based upon the share exchange ratio of .1858 of Accrue common stock. The assumed share exchange ratio of .1858 shares is calculated based on the number of shares of Marketwave common stock and options to purchase Marketwave common stock outstanding as of September 30, 1999. Options, warrants and shares subject to repurchase were not included in the diluted net loss per share because the effect would be antidilutive.

3.   PRO FORMA UNAUDITED COMBINED SHARES OUTSTANDING

The unaudited pro forma combined net loss per share reflects the issuance of 2,880,482 shares of Accrue common stock in exchange for an aggregate of 15,503,131 shares of Marketwave common stock outstanding, based on the outstanding Marketwave common stock and potential common shares as of September 30, 1999. Marketwave optionholders have 90 days subsequent to the date of the merger to exercise their stock options to purchase 565,932 shares of Accrue. The following table details the pro forma share issuance in connection with the Merger, assuming no conversion of Marketwave options into Accrue common stock:

     Marketwave common stock outstanding as of
     September 30, 1999                                              15,503,131

     Assumed exchange rate                                               0.1858

     Number of shares of Accrue common stock exchanged
     for Marketwave common stock                                      2,880,482

     Total number of shares of Accrue common stock as
     of September 30, 1999                                           21,874,844

     Number of Accrue common shares outstanding after
     the completion of the Merger as of September 30, 1999           24,755,326

4.   TRANSACTION COSTS AND MERGER RELATED EXPENSES

Accrue and Marketwave estimate that they will incur direct transaction costs of approximately $3.6 million associated with the merger, consisting of transaction fees for investment bankers, attorneys, accountants, financial printing and other related charges. These nonrecurring transaction costs have been charged to operations. There can be no assurance that Accrue and Marketwave will not incur additional charges to reflect costs associated with the merger or that management will be successful in its efforts to integrate the operations of the two companies.

(c)  Exhibits.
     ---------
      2.1* Form of Agreement and Plan of Merger and Reorganization dated as of
           September 14, 1999, among the Company, Merger Sub, Target and the shareholders of Target.

      4.1* Form of Investor Rights Agreement, dated September 30, 1999, among the
           Company and the shareholders of Target.

     20.1* Press release dated September 15, 1999 announcing the execution of the Agreement and Plan of Merger and Reorganization.

----------
* Incorporated by reference from Current Report on Form 8-K previously filed by the Registrant on October 12, 1999 with the Securities and Exchange Commission via Edgar, and dated September 30, 1999.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        ACCRUE SOFTWARE, INC.



Date:  November 15, 1999                By: /s/ GREGORY C. WALKER
                                           -------------------------------------
                                           Gregory C. Walker
                                           Vice President of Finance and
                                           Chief Financial Officer

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER       DESCRIPTION
-------      -----------
  2.1*       Form of Agreement and Plan of Merger and Reorganization,
             dated as of September 14, 1999, among the Company, Merger
             Sub, Target and the shareholders of Target.

  4.1* Form of Investor Rights Agreement, dated September 30, 1999, among the Company and the shareholders of Target.

 20.1* Press Release dated September 15, 1999 announcing the execution of the Agreement and Plan of Merger and Reorganization.

----------
* Incorporated by reference from Current Report on Form 8-K previously filed by the Registrant on October 12, 1999 with the Securities and Exchange Commission via Edgar, and dated September 30, 1999.